As filed with the Securities and Exchange Commission on September 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FUSION FUEL GREEN PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Ireland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 Pembroke Street Upper

Dublin D02 KR83

Ireland

+353 1 961 9350

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address, and telephone number of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Joseph J. Kaufman, Esq.

Bevilacqua PLLC

800 Connecticut Ave. NW, Suite 300

Washington, DC 20006

202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED SEPTEMBER 11, 2026

Up to 4,993,249 Class A Ordinary Shares

Fusion Fuel Green PLC

This prospectus relates to the offer and resale from time to time by the selling shareholders identified in “Selling Shareholders” on page 11 (the “Selling Shareholders”) of up to 4,993,249 Class A ordinary shares with a nominal value of $0.0035 each (“Class A Ordinary Shares”) of Fusion Fuel Green PLC, an Irish public limited company (the “Company,” “Fusion Fuel,” “we,” “us” or “our”). The 4,993,249 Class A Ordinary Shares offered hereby are collectively referred to herein as the “Registrable Securities”. The Registrable Securities offered hereby consist of:

●	3,750,018 Class A Ordinary Shares that were issued pursuant to that certain Share Exchange Agreement, dated as of February 18, 2026 (the “Original Agreement Date”), among the Company and the former shareholders (the “RU Shareholders”) of Royal Uranium Inc., a company incorporated under the laws of British Columbia, Canada (“Royal Uranium”), as amended by that certain Amendment Agreement, dated as of June 11, 2026, and Joinders to the Share Exchange Agreement between the Company and the RU Shareholders (as amended and supplemented, the “Share Exchange Agreement”);

●	421,563 Class A Ordinary Shares currently outstanding and issued to certain investors (the “August 2026 Investors”) pursuant to that certain Securities Purchase Agreement, dated as of August 7, 2026, by and between the Company and the August 2026 Investors (the “August 2026 Securities Purchase Agreement”);

●	47,169 Class A Ordinary Shares that were issued pursuant to that certain letter agreement, dated as of August 3, 2026, between the Company and Bevilacqua PLLC (the “Legal Services Supplement”).

●	176,468 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants issued to the August 2026 Investors pursuant to the August 2026 Securities Purchase Agreement, which are exercisable for Class A Ordinary Shares at an exercise price per share of $0.0035 per share, without giving effect to applicable limitations or restrictions on exercise (the “August 2026 Pre-Funded Warrants”); and

●	598,031 Class A Ordinary Shares issuable upon the exercise of warrants (the “August 2026 $3.50 Warrants”) issued to the August 2026 Investors pursuant to the August 2026 Securities Purchase Agreement, which are exercisable at an exercise price per share of $3.50, without giving effect to applicable limitations or restrictions on exercise.

The August 2026 Pre-Funded Warrants may be exercised at any time until exercised in full, subject to the Beneficial Ownership Limitation (as defined below). The August 2026 $3.50 Warrants are exercisable for three years from the date of issuance (i.e., three years from August 14, 2026). The August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants may not be exercised to the extent that such exercise would result in the number of Class A Ordinary Shares beneficially owned by the holder and its affiliates exceeding 4.99% (or, if elected by a holder on the respective signature page to the August 2026 Securities Purchase Agreement, 9.99%) of the total number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company. Each August 2026 $3.50 Warrant holder may elect to receive pre-funded warrants in lieu of Class A Ordinary Shares to the extent exercise would exceed the Beneficial Ownership Limitation. Any pre-funded warrants issued upon election of an August 2026 $3.50 Warrant Holder exercise will be subject to a limitation on exercise similar to the Beneficial Ownership Limitation. The number of Class A Ordinary Shares being offered for resale under this prospectus does not take into account any limitations on the exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants.

We are registering the Registrable Securities for offer and resale pursuant to the Share Exchange Agreement, the August 2026 Securities Purchase Agreement, and the Legal Services Supplement, and the resale registration undertakings contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants. If all such warrants were exercised for cash at their respective exercise prices on the date of this prospectus, we would receive aggregate gross proceeds of approximately $2,093,726. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. See “Use of Proceeds”.

Except to the extent limited by the lock-up restrictions applicable to the Registrable Securities under the Share Exchange Agreement and the Beneficial Ownership Limitation under the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants, from and after the effective date of the registration statement of which this prospectus forms a part, the Selling Shareholders may sell or otherwise dispose of the Registrable Securities from time to time and at any time while the registration statement of which this prospectus forms a part is effective, in one or more transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or in negotiated transactions. We will pay the expenses of registering the Registrable Securities, while the Selling Shareholders will pay any selling or other expenses incurred as a result of their sale of any such Registrable Securities. The Selling Shareholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, the purchasers of the shares, or both. Any participating broker-dealers and any Selling Shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. Each Selling Shareholder who is an affiliate of a broker-dealer has certified to the Company that such Selling Shareholder acquired the securities to be resold in the ordinary course of business and, at the time of the acquisition of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. See “Plan of Distribution”.

The Class A Ordinary Shares are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HTOO”. The last reported sale price of the Class A Ordinary Shares on The Nasdaq Capital Market on September 10, 2026 was $2.43.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any applicable prospectus supplement, and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) to register the Registrable Securities for resale by the Selling Shareholders who may, from time to time and subject to applicable limitations, if any, sell such securities. See “Plan of Distribution” for more information.

We may, from time to time, file one or more prospectus supplements, or, when appropriate, post-effective amendments, to update, add to, or otherwise modify the information in this prospectus. If a prospectus supplement or post-effective amendment conflicts with any statement in this prospectus, the newer document will control. We may also authorize one or more free writing prospectuses that provide additional material information about this offering. Accordingly, you should read this prospectus together with any prospectus supplement, any post-effective amendment, and any related free writing prospectus, and all information that we incorporate by reference or attach to those documents. See “Where You Can Find More Information; Documents Incorporated by Reference” for more information. You are also strongly urged to review carefully the matters discussed under “Risk Factors” in this prospectus, in each prospectus supplement, in any post-effective amendment, in any related free writing prospectus, and in any other documents that we incorporate by reference.

Neither we, nor the Selling Shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement or free writing prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus may include or incorporate by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Class A Ordinary Shares. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Overview

Fusion Fuel is a diversified energy platform offering energy supply, distribution, and engineering and advisory solutions through its operating businesses Al Shola Al Modea Gas Distribution LLC (“Al Shola Gas”), Bright Hydrogen Solutions Ltd (“BrightHy Solutions”) and Biosteam Energy (Proprietary) Limited (“BioSteam Energy”). Al Shola Gas provides full-service industrial gas solutions, including the design, supply, and maintenance of liquefied petroleum gas (LPG) systems, as well as the transport and distribution of LPG across commercial, industrial, and residential sectors. BrightHy Solutions delivers engineering and advisory services enabling decarbonization across hard-to-abate industries. BioSteam Energy provides biomass-powered industrial steam solutions to clients. The Company also holds a portfolio of uranium and natural gas royalty and other interests across Canada, Colombia and Argentina through its wholly-owned subsidiary Royal Uranium.

For additional information about the Company, see Item 4. “Information on the Company” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on May 7, 2026, and the Reports on Form 6-K furnished with the SEC that are listed under “Where You Can Find More Information; Documents Incorporated by Reference”.

The Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol “HTOO”.

Securities Exchange with Royal Uranium Inc. Shareholders

Under the Share Exchange Agreement, the Company issued and sold, and the RU Shareholders acquired, 3,750,018 Class A Ordinary Shares in exchange for all of the issued and outstanding shares in the capital of Royal Uranium (81,881,029 common shares). See “Securities Exchange with Royal Uranium Inc. Shareholders” for more information.

August 2026 Private Placement

Pursuant to the August 2026 Securities Purchase Agreement, the Company issued and sold the following securities to the August 2026 Investors: (i) an aggregate of 421,563 Class A Ordinary Shares, (ii) the August 2026 Pre-Funded Warrants, exercisable to purchase an aggregate of 176,468 Class A Ordinary Shares at an exercise price of $0.0035 per share, and (iii) the August 2026 $3.50 Warrants, exercisable to purchase an aggregate of 598,031 Class A Ordinary Shares, for aggregate gross proceeds of $1,525,000. See “August 2026 Private Placement” for more information.

Issuance of Shares for Legal Services

Under the Legal Services Supplement, 47,169 Class A Ordinary Shares were issued to Bevilacqua PLLC in consideration for the reduction of the balance owed to Bevilacqua PLLC for certain legal services by $100,000. See “Issuance of Shares for Legal Services” for more information.

Corporate Information

Our corporate address and registered office is located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland and our telephone number is +353 1 961 9350. We maintain websites at www.fusion-fuel.eu, www.qualityindustrialcorp.com and https://alsholagas.ae. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

2

The Offering

Class A Ordinary Shares offered by the Selling Shareholders:	Up to 4,993,249 Class A Ordinary Shares, consisting of:
● up to 4,218,750 Class A Ordinary Shares, consisting of:

● up to 3,750,018 Class A Ordinary Shares issued pursuant to the Share Exchange Agreement;

● up to 421,563 Class A Ordinary Shares issued pursuant to the August 2026 Securities Purchase Agreement; and

● up to 47,169 Class A Ordinary Shares issued pursuant to the Legal Services Supplement;

● up to 176,468 Class A Ordinary Shares issuable upon exercise of the August 2026 Pre-Funded Warrants, without giving effect to applicable limitations or restrictions on exercise; and

● up to 598,031 Class A Ordinary Shares issuable upon exercise of the August 2026 $3.50 Warrants, without giving effect to applicable limitations or restrictions on exercise.

Class A Ordinary Shares outstanding (as of September 10, 2026)(1)	7,516,259 Class A Ordinary Shares

Class A Ordinary Shares outstanding after giving effect to the issuance of the shares issuable upon exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants (based on the number of Class A Ordinary Shares as of September 10, 2026)(1)	8,290,758 Class A Ordinary Shares

Use of Proceeds:

We are registering the Registrable Securities pursuant to the Share Exchange Agreement, the August 2026 Securities Purchase Agreement, and the Legal Services Supplement, and the resale registration provisions contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants. If all such warrants were exercised for cash at their respective exercise prices on the date of this prospectus, we would receive aggregate gross proceeds of approximately $2,093,726. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors:	Investing in the Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus, and in the “Risk Factors” section in any applicable prospectus supplement, post-effective amendment, or free writing prospectus, if any, and any document incorporated by reference herein or therein, before deciding to purchase any Registrable Securities from the Selling Shareholders.

Trading market and symbol:	The Class A Ordinary Shares are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “HTOO”.

(1) The number of Class A Ordinary Shares outstanding is based on 7,516,259 Class A Ordinary Shares outstanding as of September 10, 2026, and excludes the following securities as of such date:

●	1,191,812 Class A Ordinary Shares issuable upon exercise of outstanding Series A Convertible Preferred Shares with a nominal value of $0.0035 each (“Series A Preferred Shares”);

●	5,169,027 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	53,000 Class A Ordinary Shares issuable in respect of prior conversions of convertible notes;

●	2,262 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	431,927 Class A Ordinary Shares issuable upon exercise of outstanding options.

3

RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, any applicable prospectus supplement, the information set forth in Exhibit 99.2 to the Report on Form 6-K/A furnished by the Company with the SEC on July 29, 2026, which is incorporated by reference herein, and in other filings we make with the SEC, before purchasing the Class A Ordinary Shares. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to This Offering

Quality Industrial Corp. may be in default under its agreement to acquire a majority interest in Al Shola Gas, which could result in loss of ownership of Al Shola Gas, costly dispute resolution or litigation, and other material adverse consequences.

Quality Industrial Corp., a Nevada corporation (“QIND”), and a majority-owned subsidiary of the Company, owes material payment and financing obligations to the individual shareholders of Al Shola Gas under the Share Purchase Agreement, dated as of March 27, 2024, between QIND and Al Shola Gas, as amended by the Amendment Agreement in respect of the Share Purchase Agreement dated as of March 27, 2024, dated as of April 8, 2025, among QIND, Al Shola Gas, and Sanjeeb Safir, Safir Ahammed, and Mohamed Hilal Saeed Muroushad Almheiri (the “ASG Purchase Agreement”). The total purchase price for QIND’s 51% interest in Al Shola Gas is $10,000,000, of which only $1,020,000 has been paid as of the date of this prospectus. There is a substantial basis for concluding that the Company’s November 2024 acquisition of QIND constitutes “completion of a Merger or Acquisition transaction with a National Exchange listed company” and was a trigger for QIND’s payment obligations under the ASG Purchase Agreement. If the Company’s acquisition of QIND is the triggering event, then as of the date of this prospectus, QIND’s obligations potentially due include: (i) up to approximately $5,625,000 in quarterly stock or cash tranches (five of eight tranches at $1,125,000 each); (ii) $1,000,000 in cash (due within 12 months of the trigger); $350,000 for vehicle facilitation (due within 90 days of the trigger); (iii) $2,000,000 from an equity or credit line (due within 90 days of the first full quarter following the trigger); and (iv) $2,200,000 in debt financing (which was arguably due from March 2024, as it is not contingent on an uplist or qualifying transaction). In the aggregate, QIND’s obligations potentially due total approximately $11,175,000. As of the date of this prospectus, QIND has paid only approximately $1,020,000, and has not made any of the required equity, credit or other required debt financing, representing a potential default on approximately $10,155,000 in its financial obligations under the ASG Purchase Agreement.

Based on the foregoing, QIND may be in default under the ASG Purchase Agreement. QIND’s ability to cure any default is doubtful given its recurring operating losses, net capital deficiency, going concern uncertainty, and defaults on its outstanding convertible promissory notes (with an aggregate balance of $2,493,483 as of June 30, 2026). Even if QIND is not required to return its 51% interest in Al Shola Gas to the sellers, QIND could be required to pay substantial monetary damages, which it may lack the resources to satisfy. Any judgment or arbitral award against QIND could result in liens on QIND’s assets (including its interest in Al Shola Gas), enforcement proceedings, or involuntary bankruptcy, any of which could impair or eliminate the value of the Company’s majority equity investment in QIND and require the Company to record material impairment charges. In addition, the costs of dispute resolution or litigation could further strain QIND’s limited financial resources and divert management attention from operations.

If QIND is in default under the ASG Purchase Agreement, the Company’s business, financial condition, results of operations, and prospects could be materially and adversely affected. Because the Company consolidates QIND’s financial results, any monetary damages, litigation costs, or impairment of QIND’s assets would be reflected directly in the Company’s consolidated financial statements. A material adverse change in QIND’s financial condition could also jeopardize the Company’s ability to satisfy Nasdaq’s continued listing requirements, including minimum stockholders’ equity or other financial standards, and could impair the Company’s ability to raise capital or pursue its acquisition strategy.

Sales by the Selling Shareholders of our Class A Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of our Class A Ordinary Shares.

The Selling Shareholders may sell significant quantities of our Class A Ordinary Shares at any time pursuant to this prospectus. The sale of a substantial number of our Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that such sales of Class A Ordinary Shares would have on the market price of our Class A Ordinary Shares.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Shareholders may sell the shares being offered by means of this prospectus at different times and at different prices.

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may incorporate by reference, and any prospectus supplement or documents incorporated by reference herein or therein may contain or incorporate by reference, forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), that are based on our management’s beliefs and assumptions and on information available to us on the date of such statements. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	our ability to obtain additional financing when and if needed; and

●	the assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those referred to under the heading “Risk Factors” and elsewhere in this prospectus, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

5

USE OF PROCEEDS

We are registering the Registrable Securities pursuant to the Share Exchange Agreement, the August 2026 Securities Purchase Agreement, the Legal Services Supplement, and the resale registration provisions contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants. If the warrants are exercised in full for cash at their exercise prices as of the date of this prospectus, we would receive aggregate gross proceeds of approximately $2,093,726. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. Notwithstanding the foregoing, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive from any exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants. Accordingly, we will retain broad discretion over the use of these proceeds.

Under the Stock Purchase Agreement, dated as of November 18, 2024 (the “QIND Purchase Agreement”), among the Company, QIND, Ilustrato Pictures International Inc., a Nevada corporation, and certain other stockholders of QIND, the Company is required to use commercially reasonable efforts to raise at least $5,000,000 in one or more financing transactions (“Purchaser Financing”). 50% of the proceeds from the Purchaser Financing will be set aside and made available expressly for QIND to use for its working capital and corporate needs and the remaining 50% of such funds will be set aside and made available expressly for the businesses of the Company existing immediately prior to the closing under the QIND Purchase Agreement to use for their working capital and corporate needs. To split the net proceeds of the Purchaser Financing as described above, the Company is required to make loans of one-half of the net proceeds (or such lesser amount as agreed to by the parties in writing) to QIND, which loans will be (i) forgiven upon the conversion of the Series A Preferred Shares or (ii) repaid if the transactions contemplated by the QIND Purchase Agreement are unwound in accordance with the terms of the QIND Purchase Agreement. The Company and QIND are required to cooperate to structure such allocation of proceeds and the use of such proceeds on a mutually agreeable basis. The Company is required to utilize its portion of the net proceeds of the Purchaser Financing to pay off any indebtedness for borrowed money, accounts payable and other liabilities. To the extent that any proceeds received from the exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants are subject to the requirements of the Purchaser Financing, then they will be required to be used in accordance with the requirements described above.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Registrable Securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. See “Plan of Distribution”.

6

DIVIDEND POLICY

We have never declared or paid cash dividends on our Class A Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Class A Ordinary Shares in the near future. We may also enter into credit agreements or other agreements or arrangements in the future that will restrict our ability to declare or pay cash dividends on our Class A Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

7

SECURITIES EXCHANGE WITH ROYAL URANIUM INC. SHAREHOLDERS

Pursuant to the Share Exchange Agreement, the RU Shareholders agreed to sell up to 100% of the issued and outstanding shares in the capital of Royal Uranium (81,881,029 common shares) to the Company in exchange for up to 3,750,018 Class A Ordinary Shares or pre-funded warrants in lieu of the Class A Ordinary Shares to the extent that the allotment of Class A Ordinary Shares would result in such shareholders’ beneficial ownership of shares in the Company exceeding 9.99% of the issued share capital of the Company (the “Securities Exchange”).

The closing of the Securities Exchange (the “RU Closing”) occurred on July 21, 2026. Pursuant to the Share Exchange Agreement, the RU Shareholders sold all of the issued and outstanding shares in the capital of Royal Uranium (81,881,029 common shares) to the Company in exchange for 3,750,018 Class A Ordinary Shares. As a result of the Securities Exchange, Royal Uranium has become a wholly-owned subsidiary of the Company. The Share Exchange Agreement provides that Royal Uranium is valued at $15,000,000.

The Share Exchange Agreement includes lock-up restrictions on the RU Shareholders with respect to the Class A Ordinary Shares. RU Shareholders (or RU Shareholders who are affiliates) who received more than 25,000 Class A Ordinary Shares are subject to restrictions prohibiting the transfer, sale, pledge, or other disposition of the Class A Ordinary Shares as follows: (i) 100% of the Class A Ordinary Shares for six months from the Original Agreement Date; (ii) two-thirds of the Class A Ordinary Shares for 12 months from the Original Agreement Date; and (iii) one-third of the Class A Ordinary Shares for 18 months from the Original Agreement Date. RU Shareholders (together with their affiliates) who received 25,000 Class A Ordinary Shares or fewer will be released from such restrictions after six months following the Original Agreement Date. The Company was required to file the registration statement of which this prospectus forms a part to register the resale of the Class A Ordinary Shares within 20 business days of the expiration of such lock-up restrictions.

In addition, the Share Exchange Agreement contains certain representations, warranties, limitations of liability, indemnification provisions, and customary covenants.

Under each Mineral & Element Advisory Agreement, dated as of February 12, 2026 (collectively the “Advisory Agreements”), between the Company and each of three other parties (the “Advisors”), the Share Exchange Agreement constituted a Definitive Agreement (as defined in the Advisory Agreements). The Advisory Agreements were disclosed in the Company’s Report on Form 6-K furnished with the SEC on February 17, 2026 (the “February 17, 2026 Form 6-K”). Pursuant to the Advisory Agreements and at the election of the Advisors, the Company issued 95,000 Class A Ordinary Shares and customary pre-funded warrants to purchase up to an aggregate of 190,000 Class A Ordinary Shares to the Advisors in the form attached as Exhibit 4.1 to the February 17, 2026 Form 6-K (“Advisor Pre-Funded Warrants”). Pursuant to the Advisory Agreements, the Company was required to file a registration statement on Form F-3 (or an available alternative) with the SEC within 45 calendar days of the RU Closing and to use commercially reasonable efforts to have the Class A Ordinary Shares and Class A Ordinary Shares issuable upon exercise of the Advisor Pre-Funded Warrants declared effective within 90 days of filing. Pursuant to this requirement, the Company filed a Registration Statement on Form F-3 with the SEC on March 18, 2026 (File No. 333-293286) to register the offer and sale of, among other things, the 95,000 Class A Ordinary Shares and the 190,000 Class A Ordinary Shares issuable upon exercise of the Advisor Pre-Funded Warrants, which was declared effective by the SEC on March 23, 2026. The Company is responsible for maintaining the effectiveness of such registration statement for as long as the shares remain outstanding and are not freely tradable under Rule 144, and bears all related filing and registration expenses other than underwriting discounts and commissions.

The offer and sale of securities described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

8

AUGUST 2026 PRIVATE PLACEMENT

On August 7, 2026, the Company entered into the August 2026 Securities Purchase Agreement with the August 2026 Investors, pursuant to which the Company agreed to issue and sell the following securities: (i) an aggregate of 421,563 Class A Ordinary Shares, (ii) the August 2026 Pre-Funded Warrants, which are exercisable to purchase an aggregate of 176,468 Class A Ordinary Shares at an exercise price per share of $0.0035 per share, without giving effect to applicable limitations or restrictions on exercise, and (iii) the August 2026 $3.50 Warrants, which are exercisable to purchase an aggregate of 598,031 Class A Ordinary Shares at an exercise price per share of $3.50, without giving effect to applicable limitations or restrictions on exercise, for aggregate gross proceeds of $1,525,000 (the “August 2026 Private Placement”).

The purchase price per Class A Ordinary Share (or August 2026 Pre-Funded Warrant, less $0.0035 per share underlying each August 2026 Pre-Funded Warrant) and related August 2026 $3.50 Warrant under the August 2026 Securities Purchase Agreement was $2.55 per share, which was determined to be the volume-weighted average price of the Class A Ordinary Shares on The Nasdaq Capital Market for the five consecutive trading days ending on and including the trading day immediately prior to the date of the August 2026 Securities Purchase Agreement.

The closing of the August 2026 Private Placement (the “August Private Placement Closing”) was required to occur no later than five trading days after the date of the August 2026 Securities Purchase Agreement, subject to satisfaction or waiver of customary closing conditions. The August Private Placement Closing occurred on August 14, 2026.

The Company will use the net proceeds from the August 2026 Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the transactions contemplated by the August 2026 Securities Purchase Agreement.

In addition, the Company was required to file the registration statement of which this prospectus forms a part with the SEC within 30 calendar days of the August Private Placement Closing to register the resale of the Class A Ordinary Shares and Class A Ordinary Shares issuable upon exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants. The Company must use commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as practicable, and in any event within five trading days after receiving notification that the SEC will not review or has no comments to such registration statement, and otherwise no later than 90 calendar days following the August Private Placement Closing, subject to extension to the extent that a full or partial federal government shutdown prevents such registration statement from being declared effective. The Company will also be required to maintain the effectiveness of such registration statement for so long as any Class A Ordinary Shares issued pursuant to the August 2026 Securities Purchase Agreement or issuable upon exercise of any August 2026 Warrants remain outstanding and are not freely tradable without restriction under Rule 144 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Company will be required to pay the August 2026 Investors 1.5% of the aggregate subscription amount for each 30-day period (prorated for partial periods) during which the above registration requirements remain unmet, with 18% annual interest on overdue amounts. The Company will be responsible for all fees and expenses incurred in connection with such registration requirements.

The August 2026 Securities Purchase Agreement contains customary representations, warranties, closing conditions, covenants, transfer restrictions, listing and reservation obligations, and indemnification obligations of the contracting parties. These representations, warranties and covenants were made only for purposes of the August 2026 Securities Purchase Agreement and as of specific dates, were solely for the benefit of the contracting parties and may be subject to limitations agreed upon by the contracting parties.

The offer and sale of securities described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

See “Description of Securities” for a description of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants.

9

ISSUANCE OF SHARES FOR LEGAL SERVICES

On August 3, 2026, the Company entered into the Legal Services Supplement with Bevilacqua PLLC, a provider of certain legal services to the Company. The Legal Services Supplement amends and supplements the Company’s existing engagement letters with Bevilacqua PLLC dated October 30, 2024, June 3, 2025, December 31, 2025, and May 29, 2026 (collectively, the “Prior Engagement Letters”). As of July 31, 2026, the Company had an outstanding balance owed to Bevilacqua PLLC under the Prior Engagement Letters of $637,157.76, consisting of $31,250.01 for certain SEC maintenance services and $605,907.75 for certain other services (the “Non-SEC Maintenance Services”).

Pursuant to the Legal Services Supplement, Bevilacqua PLLC agreed to apply a 15% discount to the balance owed for the Non-SEC Maintenance Services, reducing that balance from $605,907.75 to $515,021.59. Pursuant to the Legal Services Supplement, the Company issued Bevilacqua PLLC 47,169 Class A Ordinary Shares (the “Equity Consideration”), having a value of $100,000 based on a 20% discount to the closing market price of the Class A Ordinary Shares as of July 31, 2026 ($2.65), which further reduced the balance owed for the Non-SEC Maintenance Services by $100,000 upon issuance. Bevilacqua PLLC was entitled to piggyback registration rights with respect to the Equity Consideration, subject to customary underwriter cutbacks and other standard terms. Pursuant to such registration rights, the registration statement of which this prospectus forms a part was filed with the SEC. In addition, upon execution of the Legal Services Supplement, the Company agreed to pay BPLLC a minimum of $250,000, and to use commercially reasonable efforts to pay $300,000, to be applied to the balance owed for the Non-SEC Maintenance Services. The remaining balance under the Prior Engagement Letters remains due and payable in accordance with their terms, except as otherwise provided in the Legal Services Supplement.

The offer and sale of securities described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

DESCRIPTION OF SECURITIES

A description of our securities is included in Exhibit 2.25 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on May 7, 2026, as supplemented in the Report on Form 6-K furnished with the SEC on June 10, 2026, which are incorporated by reference herein, and further supplemented as follows.

August 2026 $3.50 Warrants

A total of 13 August 2026 $3.50 Warrants were issued in the August 2026 Private Placement. The August 2026 $3.50 Warrants are initially exercisable for an aggregate of 598,031 Class A Ordinary Shares, subject to customary adjustments.

Exercise Price. The August 2026 $3.50 Warrants are initially exercisable for cash at an exercise price of $3.50 per Class A Ordinary Share (or, in the case of exercise for a pre-funded warrant, $3.4965 per Class A Ordinary Share underlying such August 2026 Pre-Funded Warrant), subject to customary adjustments.

Exercise Period. The August 2026 $3.50 Warrants are exercisable at any time during the three-year period beginning on their original issue date (August 14, 2026) and ending August 14, 2029.

Limitations on Exercise. The August 2026 $3.50 Warrants may not be exercised to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. The Beneficial Ownership Limitation is initially set at 4.99% of the outstanding Class A Ordinary Shares (or, if elected by a holder on the respective signature page to the August 2026 Securities Purchase Agreement, 9.99%). The Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company.

Exercise for Shares or Pre-Funded Warrants. Each August 2026 $3.50 Warrant holder may elect to receive pre-funded warrants in lieu of Class A Ordinary Shares to the extent exercise would exceed the Beneficial Ownership Limitation. Any pre-funded warrants issued upon election of an August 2026 $3.50 Warrant Holder exercise will be subject to a limitation on exercise similar to the Beneficial Ownership Limitation.

10

August 2026 Pre-Funded Warrants

A total of four August 2026 Pre-Funded Warrants were issued in the August 2026 Private Placement. The August 2026 Pre-Funded Warrants are initially exercisable for an aggregate of 176,468 Class A Ordinary Shares, subject to customary adjustments.

Exercise Price. The August 2026 Pre-Funded Warrants are initially exercisable for cash at a nominal exercise price of $0.0035 per Class A Ordinary Share, subject to customary adjustments.

Exercise Period. The August 2026 Pre-Funded Warrants are exercisable at any time from the initial issuance date (August 14, 2026) until the August 2026 Pre-Funded Warrants are exercised in full. There is no fixed expiration date; the warrants remain outstanding until fully exercised.

Limitations on Exercise. The August 2026 Pre-Funded Warrants may not be exercised to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. The Beneficial Ownership Limitation is initially set at 4.99% of the outstanding Class A Ordinary Shares (or, if elected by a holder on the respective signature page to the August 2026 Securities Purchase Agreement, 9.99%). The Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company.

SELLING SHAREHOLDERS

This prospectus covers the resale or other disposition by the Selling Shareholders of the Registrable Securities. The Selling Shareholders listed in the table below may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we refer to the persons listed in the table below and the permitted transferees that hold any of the Selling Shareholders’ interests in Registrable Securities after the date of this prospectus.

The following table sets forth certain information concerning the Registrable Securities that may be offered from time to time by the Selling Shareholders pursuant to this prospectus. The number of Registrable Securities beneficially owned by the Selling Shareholders has been determined in accordance with SEC rules, which deem a person to beneficially own any shares over which the person has sole or shared voting or investment power, and shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. Percentage ownership is based on 7,516,259 Class A Ordinary Shares outstanding as of September 10, 2026. In calculating the number of shares beneficially owned by, and the percentage ownership of, any person, we treat as outstanding the Class A Ordinary Shares underlying any exercisable or convertible securities that are or will be exercisable or convertible within 60 days, even though those shares are not deemed outstanding when computing the percentage ownership of any other person. The percentages shown in the table reflect any applicable beneficial ownership limitation provisions in a Selling Shareholder’s securities. Except as otherwise indicated, and subject to applicable community-property laws, we believe that each Selling Shareholder listed in the table exercises sole voting and investment power over the shares shown as beneficially owned. In addition, except as otherwise indicated, no Selling Shareholder has had any position, office or other material relationship with the Company or any of its predecessors or affiliates during the past three years.

The Selling Shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities included in the table below in transactions exempt from the registration requirements of the Securities Act. Any changed or new information provided to us by the Selling Shareholders, including regarding the identity of, and the securities held by, each of the Selling Shareholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus forms a part, if and when necessary. A Selling Shareholder may sell all, some or none of such securities in this offering. See “Plan of Distribution”. For purposes of this table, we have assumed that the Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

11

Name of Selling Shareholder	Class A Ordinary Shares Owned Prior to Offering(1)		Beneficial Ownership (%)(1)	Maximum Class A Ordinary Shares Offered Hereby		Class A Ordinary Shares Owned After Offering(1) (2)		Beneficial Ownership (%)(1)(2)
National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A(3)	757,683	(4)	9.99%	439,663		749,592	(5)	8.53%
Green Shift Commodities Ltd.(6)	549,578		7.31%	549,578		-		-
Altius Royalty Corporation(7)	453,402		6.03%	453,402		-		-
Anthony Milewski(8)	483,485	(9)	6.43%	438,234	(10)	298,691	(11)	3.54%
Roxy Capital Corp.(12)	797,960	(13)	9.99%	243,591	(14)	884,989	(15)	9.86%
Bower Four Capital Corp.(16)	800,957	(17)	9.99%	199,508	(18)	904,708	(19)	9.99%
IsoEnergy Ltd.(20)	366,386	(21)	4.87%	253,453		-		-
Summit Royalties Ltd.(22)	160,294		2.13%	160,294		-		-
National Bank Financial ITF Mega Uranium Ltd.(23)	128,235		1.71%	128,235		-		-
Consolidated Uranium Inc.(24)	112,933		1.50%	112,933		-		-
Marcos Schipperheijn(25)	114,496	(26)	1.52%	100,756		-		-
SC Strategy Consult AG(27)	91,597		1.22%	91,597		-		-
Jenga Limited(28)	174,404	(29)	2.29%	11,450		162,954	(30)	1.94%
Jeremy Ross(31)	45,799		*	45,799		-		-
Christian Klingebiel(32)	29,769		*	29,769		-		-
Greencastle Resources Ltd.(33)	22,900		*	22,900		-		-
Ventum Financial Corp. ITF Winston Miles 013-1771-8(34)	22,900		*	22,900		-		-
Canal Front Investments Inc.(35)	18,320		*	18,320		-		-
Dr. Mark Wolter(36)	18,320		*	18,320		-		-
1402280 B.C. Ltd.(37)	13,740		*	13,740		-		-
Horizon Growth Strategies Corp.(38)	13,740		*	13,740		-		-
Tom Obradovich(39)	11,450		*	11,450		-		-
Hayley Atkinson(40)	22,313		*	11,450		10,863		*
National Bank Financial ITF Daniel Cappuccitti(41)	11,450		*	11,450		-		-
Joan Fisher(42)	11,450		*	11,450		-		-
Michael Kristoffer Sims(43)	11,450		*	11,450		-		-
Douglas Atkinson(44)	11,450		*	11,450		-		-
Martin Tunney(45)	262,613	(46)	3.49%	9,160		-		-
Element 119 Ltd.(47)	9,160		*	9,160		-		-
National Bank Financial ITF Natalie Raguz 2U3268E(48)	9,160		*	9,160		-		-
Scott Davis(49)	9,160		*	9,160		-		-
William O’Hara(50)	28,808	(51)	*	24,228		-		-
United Gold Inc.(52)	7,197		*	7,197		-		-
2679656 Ontario Inc.(53)	7,197		*	7,197		-		-
Alan Rootenberg(54)	7,197		*	7,197		-		-
Holly Ritson(55)	6,870		*	6,870		-		-
Robert Weicker(56)	6,870		*	6,870		-		-
LACG Capital Inc.(57)	4,580		*	4,580		-		-
Maxwell Schipperheijn(58)	4,580		*	4,580		-		-
Capital Event Management Ltd.(59)	4,580		*	4,580		-		-
Irwin Professional Corporation(60)	4,580		*	4,580		-		-
Lincoln Hold Co Ltd.(61)	4,580		*	4,580		-		-
Ventum Financial Corp.(62)	4,580		*	4,580		-		-
Tricia Tunney(63)	3,206		*	3,206		-		-
Marco Guidi(64)	2,290		*	2,290		-		-
Sami Sokkar(65)	1,832		*	1,832		-		-
Canaccord Genuity Corp. ITF SERMO GROUP GMBH(66)	1,310		*	1,310		-		-
Bevilacqua PLLC(67)	125,884		1.67%	47,169		78,715		*
RJL18 Capital LP(68)	341,707	(69)	4.42%	117,646	(70)	224,061	(71)	2.65%
Daniel Farb(72)	223,236	(73)	2.92%	196,078	(74)	27,158	(75)	*
Librion Group Inc.(76)	39,214	(77)	*	39,214	(77)	-		-
Beck Family 2001 Trust(78)	39,214	(79)	*	39,214	(79)	-		-
Jeanne Usonis(80)	39,214	(81)	*	39,214	(81)	-		-
Jacob Sullivan(82)	39,214	(83)	*	39,214	(83)	-		-
Phenom Ventures LLC(84)	58,822	(85)	*	58,822	(85)	-		-
Victor Cantore(86)	117,646	(87)	1.55%	117,646	(87)	-		-
Vayo Ventures Ltd.(88)	196,078	(89)	2.58%	196,078	(89)	-		-
Lantern Management Fund LP(90)	798,764	(91)	9.99%	78,430	(92)	884,724	(93)	9.99%
Mitchell W. Pokrandt(94)	4,580		*	4,580		-		-
485374 BC LTD.(95)	43,142		*	43,142		-		-
Zara Pokrandt(96)	4,580		*	4,580		-		-
Trevor Kearnes(97)	68,697		*	68,697		-		-
David Kearnes(98)	68,697		*	68,697		-		-
Harry Jawanda(99)	45,798		*	45,798		-		-
Alexander Canon Bryan(100)	11,449		*	11,449		-		-
Andrew Clark(101)	169,454		2.25%	9,160		-		-
Daniel Brody(102)	5,725		*	5,725		-		-
Reid Obradovich(103)	11,449		*	11,449		-		-
AWC Trust(104)	9,160		*	9,160		-		-
Stephanie Gilbraith(105)	9,160		*	9,160		-		-
Ryan Matthiesen(106)	76,712	(107)	1.02%	67,552		-		-
Tiffany Sagel(108)	190,911	(109)	2.51%	68,697		122,214	(110)	1.46%
Martin Archila Bustos(111)	27,479		*	27,479		-		-

* Represents beneficial ownership of less than 1% of our outstanding Class A Ordinary Shares.

12

(1)	Beneficial ownership prior to this offering is based on 7,516,259 Class A Ordinary Shares outstanding as of September 10, 2026.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus, including all Class A Ordinary Shares issuable upon exercise of the August 2026 Pre-Funded Warrants and the August 2026 $3.50 Warrants. Beneficial ownership after this offering is based on 8,290,758 Class A Ordinary Shares assumed to be outstanding.
(3)	National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A has direct ownership over the securities set forth opposite its name in the table above. Beaconsfield Ventures Ltd. may be deemed to have indirect beneficial ownership over the securities held by National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A. Christopher Irwin holds sole voting and investment power over all securities held by Beaconsfield Ventures Ltd. The business address of National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A is 217 Queen Street West, Suite 401, Toronto, Ontario M5V 0R2, Canada. National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A was a counterparty under the Share Exchange Agreement. Beaconsfield Ventures Ltd. was an investor under the February 2026 Securities Purchase Agreement. National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A holds a warrant that may be exercised to issue 249,864 Class A Ordinary Shares at an exercise price per share of $5.148 (“150% Price Warrant”) and a warrant that may be exercised to issue 249,864 Class A Ordinary Shares at an exercise price per share of $6.864 per share (“200% Price Warrant”), which were issued to Beaconsfield Ventures Ltd. under the February 2026 Securities Purchase Agreement, and subsequently assigned by Beaconsfield Ventures Ltd. to National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A.
(4)	Consists of (i) 689,527 Class A Ordinary Shares and (ii) an aggregate of 68,156 Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares within 60 days of September 10, 2026, after giving effect to the beneficial ownership limitation provisions in such warrants. Without regard to such beneficial ownership limitation provisions, within 60 days of September 10, 2026, National Bank Financial ITF Beaconsfield Ventures Ltd. 2U3993A would beneficially own an aggregate of 1,189,255 Class A Ordinary Shares, consisting of (i) 689,527 Class A Ordinary Shares, (ii) 249,864 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 249,864 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(5)	Consists of (i) 249,864 Class A Ordinary Shares, (ii) 249,864 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 249,864 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(6)	Trumbull Fisher is the Chief Executive Officer of Green Shift Commodities Ltd. and has sole voting and dispositive power over the securities held by Green Shift Commodities Ltd. The business address of Green Shift Commodities Ltd. is 401-217 Queen St W, Toronto, ON M5V 0R2, Canada. Green Shift Commodities Ltd. was a counterparty under the Share Exchange Agreement.
(7)	Stephanie Hussey, Vice President of Altius Royalty Corporation, Brian Dalton, President of Altius Royalty Corporation, and John Baker, Director of Altius Royalty Corporation, have shared voting and dispositive power over the securities held by Altius Royalty Corporation. The business address of Altius Royalty Corporation is 4200 Bankers Hall West, 888 Third Street SW, Calgary, AB T2P 5C5. Altius Royalty Corporation was a counterparty under the Share Exchange Agreement.
(8)	Leede Financial Inc. ITF Anthony Milewski has direct ownership over the securities included in the table above and being offered in this offering. Anthony Milewski may be deemed to have indirect beneficial ownership over the securities held by Leede Financial Inc. ITF Anthony Milewski. The address of Anthony Milewski is #400 – 1075 West Georgia Street, Vancouver B.C. V6E 3C9, Canada. Anthony Milewski was an investor under the Securities Purchase Agreement, dated as of February 14, 2026, between the Company and certain investors (the “February 2026 Securities Purchase Agreement”), a counterparty under an Advisory Agreement and a counterparty under the Share Exchange Agreement. Anthony Milewski is the Chief Executive Officer and President and a director of Royal Uranium. Leede Financial Inc. ITF Anthony Milewski was an investor under the August 2026 Securities Purchase Agreement.
(9)	Consists of (i) 483,485 Class A Ordinary Shares and (ii) 0 Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares within 60 days of September 10, 2026, after giving effect to the beneficial ownership limitation provisions in such warrants. Without regard to such beneficial ownership limitation provisions, within 60 days of September 10, 2026, Anthony Milewski would beneficially own an aggregate of 736,925 Class A Ordinary Shares, consisting of (i) 483,485 Class A Ordinary Shares, (ii) 67,897 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, (iii) 67,897 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, (iv) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant, and (v) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant.
(10)	Consists of (i) 320,588 Class A Ordinary Shares, (ii) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant, and (iii) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant.

13

(11)	Consists of (i) 162,897 Class A Ordinary Shares, (ii) 67,897 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 67,897 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(12)	Eric Lazer is the Director and sole owner of Roxy Capital Corp. and holds sole voting and investment power over all securities issued by the Company held by Roxy Capital Corp. The principal address of Roxy Capital Corp. is 20 Canal Beach, Old Fort Bay, P.O. Box N7776, Nassau, Bahamas. Roxy Capital Corp. was an investor under that certain Securities Purchase Agreement, dated as of July 22, 2025, among the Company and certain counterparties (the “July 2025 Securities Purchase Agreement”), the February 2026 Securities Purchase Agreement, and the August 2026 Securities Purchase Agreement, and a counterparty under an Advisory Agreement, that certain Warrants Cancellation and Exchange Agreement, dated as of December 5, 2025, among the Company and certain counterparties (the “December 2025 Warrants Cancellation and Exchange Agreement”), and the Share Exchange Agreement.
(13)	Consists of (i) 326,627 Class A Ordinary Shares and (ii) an aggregate of 471,333 Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares within 60 days of September 10, 2026, after giving effect to the beneficial ownership limitation provisions in such warrants. Without regard to such beneficial ownership limitation provisions, within 60 days of September 10, 2026, Roxy Capital Corp. would beneficially own an aggregate of 1,128,580 Class A Ordinary Shares, consisting of (i) 326,627 Class A Ordinary Shares, (ii) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (iii) 101,202 Class A Ordinary Shares issuable upon exercise of certain other pre-funded warrants, (iv) 197,249 Class A Ordinary Shares issuable upon exercise of a warrant with an exercise price of $3.50 per share (“December 2025 $3.50 Warrant”), (v) 141,482 Class A Ordinary Shares issuable upon exercise of a warrant with an exercise price of $5.00 per share (“December 2025 $5.00 Warrant”), (vi) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, (vii) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, (viii) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant, and (ix) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant.
(14)	Consists of (i) 125,945 Class A Ordinary Shares, (ii) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant, and (iii) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant.
(15)	Consists of (i) 200,682 Class A Ordinary Shares, (ii) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (iii) 101,202 Class A Ordinary Shares issuable upon exercise of certain other pre-funded warrants, (iv) 197,249 Class A Ordinary Shares issuable upon exercise of a December 2025 $3.50 Warrant, (v) 141,482 Class A Ordinary Shares issuable upon exercise of a December 2025 $5.00 Warrant, (vi) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (vii) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(16)	Gregory Lipschitz is the Managing Director of Bower Four Capital Corp. and holds sole voting and investment power over all securities held by Bower Four Capital Corp. The principal address of Bower Four Capital Corp. is 104 One Cable Beach, Nassau, Bahamas. Bower Four Capital Corp. was an investor under the July 2025 Securities Purchase Agreement, the February 2026 Securities Purchase Agreement, and the August 2026 Securities Purchase Agreement, and was a counterparty under the December 2025 Warrants Cancellation and Exchange Agreement, an Advisory Agreement, and the Share Exchange Agreement.
(17)	Consists of (i) 299,622 Class A Ordinary Shares and (ii) an aggregate of 501,335 Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares within 60 days of September 10, 2026, after giving effect to the beneficial ownership limitation provisions in such warrants. Without regard to such beneficial ownership limitation provisions, within 60 days of September 10, 2026, Bower Four Capital Corp. would beneficially own an aggregate of 1,155,442 Class A Ordinary Shares, consisting of (i) 299,622 Class A Ordinary Shares, (ii) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (iii) 175,198 Class A Ordinary Shares issuable upon exercise of certain other pre-funded warrants, (iv) 263,277 Class A Ordinary Shares issuable upon exercise of a December 2025 $3.50 Warrant, (v) 174,495 Class A Ordinary Shares issuable upon exercise of a December 2025 $5.00 Warrant, (vi) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, (vii) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, (viii) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant, and (ix) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant.
(18)	Consists of (i) 160,294 Class A Ordinary Shares, (ii) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant, and (iii) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant.
(19)	Consists of (i) 139,328 Class A Ordinary Shares and (ii) an aggregate of 765,380 Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares within 60 days of September 10, 2026, after giving effect to the beneficial ownership limitation provisions in such warrants. Without regard to such beneficial ownership limitation provisions, within 60 days of September 10, 2026, Bower Four Capital Corp. would beneficially own an aggregate of 955,934 Class A Ordinary Shares, consisting of (i) 139,328 Class A Ordinary Shares, (ii) 95,000 Class A Ordinary Shares issuable upon exercise of an Advisor Pre-Funded Warrant, (iii) 175,198 Class A Ordinary Shares issuable upon exercise of certain other pre-funded warrants, (iv) 263,277 Class A Ordinary Shares issuable upon exercise of a December 2025 $3.50 Warrant, (v) 174,495 Class A Ordinary Shares issuable upon exercise of a December 2025 $5.00 Warrant, (vi) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (vii) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(20)	Philip Williams, Chief Executive Officer and Director, Graham du Preez, Chief Financial Officer, Martin Tunney, Chief Operating Officer, Jason Atkinson, Vice President, Corporate Development, Daniel Brisbin, Vice President, Exploration, Misty Urbatsch, Vice President, Strategy and Commercial, Richard Patricio, Director, Leigh Curyer, Director, Chris McFadden, Director, Mark Raguz, Director, and Peter Netupsky, Director, are the directors and officers of IsoEnergy Ltd. that have voting and dispositive power over the securities held by IsoEnergy Ltd. The business address of IsoEnergy Ltd. is 217 Queen Street West, Suite 401, Toronto ON M5V 0R2, Canada. IsoEnergy Ltd. was a counterparty under the Share Exchange Agreement.

14

(21)	Consists of (i) 253,453 Class A Ordinary Shares held by IsoEnergy Ltd. and (ii) 112,933 Class A Ordinary Shares held by Consolidated Uranium Inc. IsoEnergy Ltd. is the sole shareholder of Consolidated Uranium Inc.
(22)	Andrew Clark is the President, Chief Executive Officer and Director of Summit Royalties Ltd. and has sole voting and dispositive power over the securities held by Summit Royalties Ltd. The business address of Summit Royalties Ltd. is One First Canadian Place, 100 King Street West, Suite 3400, Toronto, ON M5X 1A4, Canada. Summit Royalties Ltd. was a counterparty under the Share Exchange Agreement.
(23)	Richard Patricio has sole voting and dispositive power over the securities held by National Bank Financial ITF Mega Uranium Ltd. The business address of National Bank Financial ITF Mega Uranium Ltd. is 217 Queen Street West, Suite 401, Toronto, Ontario M5V 0R2, Canada. National Bank Financial ITF Mega Uranium Ltd. was a counterparty under the Share Exchange Agreement.
(24)	Philip Williams is the Chief Executive Officer and sole director of Consolidated Uranium Inc. and Graham du Preez is the Chief Financial Officer of Consolidated Uranium Inc. and have voting and dispositive power over the securities held by Consolidated Uranium Inc. The business address of Consolidated Uranium Inc. is 217 Queen Street West, Suite 401, Toronto ON M5V 0R2, Canada. Consolidated Uranium Inc. was a counterparty under the Share Exchange Agreement.
(25)	The principal address of Marcos Schipperheijn is 319 Rosehill Wynd, Delta, BC, V4M 3L8, Canada. Marcos Schipperheijn is a director of Royal Uranium and was a counterparty under the Share Exchange Agreement.
(26)	Includes (i) 100,756 Class A Ordinary Shares held by Marcos Schipperheijn and (ii) 13,740 Class A Ordinary Shares held by Horizon Growth Strategies Corp. Marcos Schipperheijn is the Chairman of Horizon Growth Strategies Corp. and holds sole voting and dispositive power over the securities held by Horizon Growth Strategies Corp.
(27)	Bjoern Paffrath is the Chief Executive Officer and owner of SC Strategy Consult AG and has sole voting and dispositive power over the securities held by SC Strategy Consult AG. The business address of SC Strategy Consult AG is Poststrasse 1, 9100 Herisau, Switzerland. SC Strategy Consult AG was a counterparty under the Share Exchange Agreement.
(28)	Mark Souvenir holds sole voting and investment power over all securities held by Jenga Limited. The principal address of Jenga Limited is 340 West Bay St. - #224, Goldwynn Residences, Nassau, Bahamas. Jenga Limited was an investor under the February 2026 Securities Purchase Agreement and a counterparty under the Share Exchange Agreement.
(29)	Consists of (i) 65,768 Class A Ordinary Shares, (ii) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant within 60 days of September 10, 2026, and (iii) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant within 60 days of September 10, 2026.
(30)	Consists of (i) 54,318 Class A Ordinary Shares, (ii) 54,318 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant within 60 days of September 10, 2026, and (iii) 54,318 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant within 60 days of September 10, 2026.
(31)	The principal address of Jeremy Ross is 1066 Heywood Street North Vancouver BC V7L1H3, Canada. Jeremy Ross was a counterparty under the Share Exchange Agreement.
(32)	The principal address of Christian Klingebiel is 1, Rue des Genets, Le Millefiori, Apt. 11c, 98000 Monaco, Monaco. Christian Klingebiel was a counterparty under the Share Exchange Agreement.
(33)	Albert Contardi is the Chief Executive Officer and Director of Greencastle Resources Ltd. and has sole voting and dispositive power over the securities held by Greencastle Resources Ltd. The business address of Greencastle Resources Ltd. is 82 Richmond Street East, Suite 200, Toronto ON M5C 1P1, Canada. Greencastle Resources Ltd. was a counterparty under the Share Exchange Agreement.
(34)	Winston Miles has sole voting and dispositive power over the securities held by Ventum Financial Corp. ITF Winston Miles 013-1771-8. The business address of Ventum Financial Corp. ITF Winston Miles 013-1771-8 is 38 Russell Hill Rd, Toronto, ON M4V 2T2, Canada. Ventum Financial Corp. ITF Winston Miles 013-1771-8 was a counterparty under the Share Exchange Agreement.
(35)	Blair Naughty is the Director of Canal Front Investments Inc. and has sole voting and dispositive power over its securities. The business address of Canal Front Investments is 2801 Henry St., Port Moody, BC V3H2K1, Canada. Canal Front Investments Inc. was a counterparty under the Share Exchange Agreement.
(36)	The principal address of Dr. Mark Wolter is Schneckenmannstrasse 25, CH-8044, Zürich, Switzerland. Dr. Mark Wolter was a counterparty under the Share Exchange Agreement.
(37)	Taylor Troll is the Director of 1402280 B.C. Ltd. and holds sole voting and dispositive power over the securities held by 1402280 B.C. Ltd. The business address of 1402280 B.C. Ltd. is 2801 Henry St., Port Moody, BC V3H2K1, Canada. 1402280 B.C. Ltd. was a counterparty under the Share Exchange Agreement.
(38)	Marcos Schipperheijn is the Chairman of Horizon Growth Strategies Corp. and holds sole voting and dispositive power over the securities held by Horizon Growth Strategies Corp. The business address of Horizon Growth Strategies Corp. is Suite 3100, Park Place, 666 Burrard Street, Vancouver, BC V6C 2X8, Canada. Horizon Growth Strategies Corp. was a counterparty under the Share Exchange Agreement.
(39)	The principal address of Tom Obradovich is 15025 Barkley Road, Lake Country BC, Canada. Tom Obradovich was a counterparty under the Share Exchange Agreement.
(40)	The principal address of Hayley Atkinson is 501 Doverwood, Drive Oakville, ON L6H 6N4, Canada. Hayley Atkinson was a counterparty under the Share Exchange Agreement.

15

(41)	Daniel Cappuccitti holds sole voting and dispositive power over the securities held by National Bank Financial ITF Daniel Cappuccitti. The business address of National Bank Financial ITF Daniel Cappuccitti is 800, rue Saint-Jacques, Montréal (Québec) H3C 1A3, Canada. National Bank Financial ITF Daniel Cappuccitti was a counterparty under the Share Exchange Agreement.
(42)	The principal address of Joan Fisher is 5990 Fifth Line, Tottenham Ontario, L0G 1W0, Canada. Joan Fisher was a counterparty under the Share Exchange Agreement.
(43)	The principal address of Michael Kristoffer Sims is 86 Aylesworth Ave., Scarborough ON, M1N 2J6, Canada. Michael Kristoffer Sims was a counterparty under the Share Exchange Agreement.
(44)	The principal address of Douglas Atkinson is 28 Nottinghill Cres., London, ON N6K 1R1, Canada. Douglas Atkinson was a counterparty under the Share Exchange Agreement.
(45)	The principal address of Martin Tunney is 23 Parkcrest Drive, Toronto ON M1M 2Y9, Canada. Martin Tunney was a counterparty under the Share Exchange Agreement.
(46)	Consists of (i) 9,160 Class A Ordinary Shares and (ii) 253,453 Class A Ordinary Shares held by IsoEnergy Ltd. Martin Tunney, Chief Operating Officer of IsoEnergy Ltd., has voting and dispositive power over the securities held directly by IsoEnergy Ltd., and not Class A Ordinary Shares indirectly held by IsoEnergy Ltd. as the sole shareholder of Consolidated Uranium Inc.
(47)	Christian Allen Purefoy and Anna Gabriella Ianni are directors of Element 119 Ltd. and share voting and dispositive power over the securities held by Element 119 Ltd. The principal address of Element 119 Ltd. is 87 Birkhall Road, London, SE6 1TD, United Kingdom. Element 119 Ltd. was a counterparty under the Share Exchange Agreement.
(48)	Natalie Raguz holds sole voting and dispositive power over the securities held by National Bank Financial ITF Natalie Raguz 2U3268E. The business address of National Bank Financial ITF Natalie Raguz 2U3268E is 800, rue Saint-Jacques, Suite 59041, Montréal (Québec) H3C 1A3, Canada. National Bank Financial ITF Natalie Raguz 2U3268E was a counterparty under the Share Exchange Agreement.
(49)	The principal address of Scott Davis is #28 – 12268 189A Street, Pitt Meadows, BC, V3Y 2M7 Canada. Scott Davis is a director of Royal Uranium and was a counterparty under the Share Exchange Agreement.
(50)	The principal address of William O’Hara is 31 Walder Ave, Toronto, Ontario, M4P 2R7, Canada. William O’Hara is a director of Royal Uranium and was a counterparty under the Share Exchange Agreement.
(51)	Consists of (i) 24,228 Class A Ordinary Shares and (ii) 4,580 Class A Ordinary Shares held by LACG Capital Inc. William O’Hara is the Managing Partner of LACG Capital Inc. and has sole voting and dispositive power over the securities held by LACG Capital Inc.
(52)	Chad Kennedy is the Director of United Gold Inc. and has sole voting and dispositive power over the securities held by United Gold Inc. The principal address of United Gold Inc. is 35 Sweetenwater Cres A1W 4T2 CBS, NL, Canada. United Gold Inc. was a counterparty under the Share Exchange Agreement.
(53)	Parker Christie is the Director of 2679656 Ontario Inc. and has sole voting and dispositive power over its securities. The principal address of 2679656 Ontario Inc. is 1104-25 Maitland St. Toronto, ON. M4Y 2W1. 2679656 Ontario Inc. was a counterparty under the Share Exchange Agreement.
(54)	The principal address of Alan Rootenberg is 559 Briar Hill Avenue, Toronto ON M5N 1N1, Canada. Alan Rootenberg was a counterparty under the Share Exchange Agreement.
(55)	The principal address of Holly Ritson is 18 Lorraine Garden, Etobicoke, M9B 4Z4. Holly Ritson was a counterparty under the Share Exchange Agreement.
(56)	The principal address of Robert Weicker is Suite 2801, 1166 Melville St., Vancouver, B.C. Canada V6E 4P5. Robert Weicker was a counterparty under the Share Exchange Agreement.
(57)	William O’Hara is the Managing Partner of LACG Capital Inc. and has sole voting and dispositive power over the securities held by LACG Capital Inc. The principal address of LACG Capital Inc. is 31 Walder Ave Toronto, ON M4P 2R7. LACG Capital Inc. was a counterparty under the Share Exchange Agreement.
(58)	The principal address of Maxwell Schipperheijn is 319 Rosehill Wynd, Delta, BC V4M 3L8, Canada. Maxwell Schipperheijn was a counterparty under the Share Exchange Agreement.
(59)	Ryan Iverson is Partner and Portfolio Manager of Capital Event Management Ltd. and has sole voting and dispositive power over its securities. The principal address of Capital Event Management Ltd. is Suite 1090 – 510 Burrard St., Vancouver, BC V6C 3B9, Canada. Capital Event Management Ltd. was a counterparty under the Share Exchange Agreement.
(60)	Christopher Irwin is the President of Irwin Professional Corporation and has sole voting and dispositive power over the securities held by Irwin Professional Corporation. The principal address of Irwin Professional Corporation is 217 Queen Street West, Suite 401, Toronto, Ontario M5V 0R2, Canada. Irwin Professional Corporation was a counterparty under the Share Exchange Agreement.

16

(61)	Trumbull Fisher is the President of Lincoln Hold Co Ltd. and has sole voting and dispositive power over its securities. The principal address of Lincoln Hold Co Ltd. is 377 Gloucester Ave, Oakville, Ontario, L6J 3X3, Canada. Lincoln Hold Co Ltd. was a counterparty under the Share Exchange Agreement.
(62)	Christian Wirth has sole voting and dispositive power over the 4,580 Class A Ordinary shares held by Ventum Financial Corp in trust for Christian Wirth. The principal address of Christian Wirth is 66 Ardilea Crescent, Ardilea, Clonskeagh, Dublin, Ireland D14X4E2. Ventum Financial Corp. was a counterparty under the Share Exchange Agreement.
(63)	The principal address of Tricia Tunney is 505-3 Michael Power Place, Toronto, Ontario M9A 0A2. Tricia Tunney was a counterparty under the Share Exchange Agreement.
(64)	The principal address of Marco Guidi is 18 Simeon Street, Kitchener, Ontario, N2H 1S1, Canada. Marco Guidi was a counterparty under the Share Exchange Agreement.
(65)	The principal address of Sami Sokkar is Wilhelmsfelderstr. 2, 68775 Ketsch, Germany. Sami Sokkar was a counterparty under the Share Exchange Agreement.
(66)	The principal address of SERMO GROUP GMBH is Suite 1200-1133 Melville Street Vancouver BC Canada V6E 4E5. Andreas Koefler is the director of SERMO GROUP GMBH and has sole voting and dispositive power over the securities held by or on behalf of SERMO GROUP GMBH. The Class A Ordinary Shares being registered for resale on behalf of SERMO GROUP GMBH are held in trust by Canaccord Genuity Corp. Canaccord Genuity Corp. was a counterparty under the Share Exchange Agreement.
(67)	The business address of Bevilacqua PLLC is 800 Connecticut Ave. NW, Suite 300, Washington, DC 20006. Each of the three equity-holding members of Bevilacqua PLLC shares voting and investment power with respect to securities held by Bevilacqua PLLC. Bevilacqua PLLC is outside U.S. legal counsel to the Company.
(68)	Dean Lazer holds sole voting and investment power over all securities held by RJL18 Capital LP. The principal address of RJL18 Capital LP is 4701 N Meridian Ave, Apt 627, Miami, Florida 33140. RJL18 Capital LP was an investor under the February 2026 Securities Purchase Agreement and the August 2026 Securities Purchase Agreement.
(69)	Consists of (i) 133,510 Class A Ordinary Shares, (ii) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, (iii) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, and (iv) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(70)	Consists of (i) 58,823 Class A Ordinary Shares and (ii) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(71)	Consists of (i) 74,687 Class A Ordinary Shares, (ii) 74,687 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 74,687 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(72)	The business address of Daniel Farb is 100 Essex Road, Newton, MA 02467. Daniel Farb was an investor under the February 2026 Securities Purchase Agreement and the August 2026 Securities Purchase Agreement.
(73)	Consists of (i) 98,039 Class A Ordinary Shares, (ii) 13,579 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, (iii) 13,579 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, and (iv) 98,039 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(74)	Consists of (i) 98,039 Class A Ordinary Shares and (ii) 98,039 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(75)	Consists of (i) 13,579 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (ii) 13,579 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(76)	Michael Beck is the President and Director of Librion Group Inc. and has sole voting and dispositive power over its securities. The business address of Librion Group Inc. is 1330 Main Street, Unit 4, Sarasota, FL 34236. Librion Group Inc. was an investor under the August 2026 Securities Purchase Agreement.
(77)	Consists of (i) 19,607 Class A Ordinary Shares and (ii) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(78)	Steve Beck is the Trustee of Beck Family 2001 Trust and has sole voting and dispositive power over its securities. The business address of Beck Family 2001 Trust is 1330 Main Street, Unit 4, Sarasota, FL 34236. Beck Family 2001 Trust was an investor under the August 2026 Securities Purchase Agreement.
(79)	Consists of (i) 19,607 Class A Ordinary Shares and (ii) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(80)	The business address of Jeanne Usonis is 24 Voyage Street, Unit 1, Marina Del Rey, CA 90292. Jeanne Usonis was an investor under the August 2026 Securities Purchase Agreement.

17

(81)	Consists of (i) 19,607 Class A Ordinary Shares and (ii) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(82)	The business address of Jacob Sullivan is 3001 NW Luray Circus, Portland, OR 97210. Jacob Sullivan was an investor under the August 2026 Securities Purchase Agreement.
(83)	Consists of (i) 19,607 Class A Ordinary Shares and (ii) 19,607 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(84)	Eric Muschinski is the Chief Executive Officer of Phenom Ventures LLC and has sole voting and dispositive power over the securities held by Phenom Ventures LLC. The business address of Phenom Ventures LLC is N66W27116 Tamnamore Dr., Lisbon, WI 53089. Phenom Ventures LLC was an investor under the August 2026 Securities Purchase Agreement.
(85)	Consists of (i) 29,411 Class A Ordinary Shares and (ii) 29,411 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(86)	The business address of Victor Cantore is 8720A Rue Dufrost, Montreal, Quebec H1P 2Z5, Canada. Victor Cantore was an investor under the August 2026 Securities Purchase Agreement.
(87)	Consists of (i) 58,823 Class A Ordinary Shares and (ii) 58,823 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(88)	Demetrios (Jimmy) Vaiopoulos is the President of Vayo Ventures Ltd. and has sole voting and dispositive power over its securities. The business address of Vayo Ventures Ltd. is 38 The Esplanade, Apt 1210, Toronto, ON M5A 1V5, Canada. Vayo Ventures Ltd. was an investor under the August 2026 Securities Purchase Agreement.
(89)	Consists of (i) 98,039 Class A Ordinary Shares and (ii) 98,039 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(90)	Lantern Management Fund GP (“Lantern GP”) is the general partner of Lantern Management Fund LP (“Lantern LP”). Voting and investment decisions with respect to the securities held by Lantern LP are made by the investment committee of Lantern GP, which is comprised of three members and acts by majority vote. The business address of Lantern LP is CO Services Cayman Limited, P.O. Box 10008, Willow House Cricket Square, Grand Cayman KY1-1001 Cayman Islands. Lantern LP was an investor under the July 2025 Securities Purchase Agreement and the August 2026 Securities Purchase Agreement, and a counterparty under the December 2025 Warrants Cancellation and Exchange Agreement.
(91)	Consists of (i) 319,382 Class A Ordinary Shares and (ii) 479,382 Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares within 60 days of September 10, 2026, after giving effect to the beneficial ownership limitation provisions in such warrants. Without regard to such beneficial ownership limitation provisions, within 60 days of September 10, 2026, Lantern LP would beneficially own an aggregate of 1,709,133 Class A Ordinary Shares, consisting of (i) 319,382 Class A Ordinary Shares, (ii) 786,886 Class A Ordinary Shares issuable upon exercise of a December 2025 $3.50 Warrant, (iii) 450,858 Class A Ordinary Shares issuable upon exercise of a December 2025 $5.00 Warrant, (iv) 73,577 Class A Ordinary Shares issuable upon exercise of a certain pre-funded warrant, (v) 39,215 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant, and (vi) 39,215 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant.
(92)	Consists of (i) 39,215 Class A Ordinary Shares issuable upon exercise of an August 2026 Pre-Funded Warrant, and (ii) 39,215 Class A Ordinary Shares issuable upon exercise of an August 2026 $3.50 Warrant.
(93)	Consists of (i) 319,382 Class A Ordinary Shares and (ii) 565,342 Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares within 60 days of September 10, 2026, after giving effect to the beneficial ownership limitation provisions in such warrants. Without regard to such beneficial ownership limitation provisions, within 60 days of September 10, 2026, Lantern LP would beneficially own an aggregate of 1,630,703 Class A Ordinary Shares, consisting of (i) 319,382 Class A Ordinary Shares, (ii) 786,886 Class A Ordinary Shares issuable upon exercise of a December 2025 $3.50 Warrant, (iii) 450,858 Class A Ordinary Shares issuable upon exercise of a December 2025 $5.00 Warrant, and (iv) 73,577 Class A Ordinary Shares issuable upon exercise of a certain pre-funded warrant.
(94)	The principal address of Mitchell W. Pokrandt is 3771 Dollarton Highway, North Vancouver, BC V7G 1A1, Canada. Mitchell W. Pokrandt was deemed the beneficial owner of 4,580 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 4,580 Class A Ordinary Shares to Mitchell W. Pokrandt to be held directly.
(95)	Harry Pokrandt is the President of 485374 BC Ltd. and has sole voting and dispositive power over its securities. The principal address of 485374 BC Ltd. is 3771 Dollarton Hwy, North Vancouver, BC V7G 1A1, Canada. 485374 BC Ltd. was deemed the beneficial owner of 43,142 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 43,142 Class A Ordinary Shares to 485374 BC Ltd. to be held directly.
(96)	The principal address of Zara Pokrandt is 211-3550 Broadway W, Vancouver, BC, V6R 2B6, Canada. Zara Pokrandt was deemed the beneficial owner of 4,580 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 4,580 Class A Ordinary Shares to Zara Pokrandt to be held directly.
(97)	The principal address of Trevor Kearnes is 411 9 St NE, Calgary, AB T2E 4K2, Canada. Trevor Kearnes was deemed the beneficial owner of 68,697 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 68,697 Class A Ordinary Shares to Trevor Kearnes to be held directly.
(98)	The principal address of David Kearnes is 930 21st Avenue West, Vancouver, BC, V5Z 1Z1, Canada. David Kearnes was deemed the beneficial owner of 68,697 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 68,697 Class A Ordinary Shares to David Kearnes to be held directly.
(99)	The principal address of Harry Jawanda is 2503-555 Jervis St, Vancouver, BC V6E 4N1, Canada. Harry Jawanda was deemed the beneficial owner of 45,798 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 45,798 Class A Ordinary Shares to Harry Jawanda to be held directly.
(100)	The principal address of Alexander Canon Bryan is 9 Smithe Mews, Suite 100, Vancouver, BC, V6B 0B6, Canada. Alexander Canon Bryan is a former director and officer of Royal Uranium. Alexander Canon Bryan was deemed the beneficial owner of 11,449 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 11,449 Class A Ordinary Shares to Alexander Canon Bryan to be held directly.

18

(101)	Consists of (i) 9,160 Class A Ordinary Shares and (ii) 160,294 Class A Ordinary Shares held by Summit Royalties Ltd. Andrew Clark is the President, Chief Executive Officer and Director of Summit Royalties Ltd. and has sole voting and dispositive power over the securities held by Summit Royalties Ltd. The principal address of Andrew Clark is 110 Scotts Court, Clarksburg, ON N0H 1J0, Canada. Andrew Clark was deemed the beneficial owner of 9,160 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 9,160 Class A Ordinary Shares to Andrew Clark to be held directly.
(102)	The principal address of Daniel Brody is 19 Parkway Drive, Unit 4, Grand Cayman, KY1-9006, Cayman Islands. Daniel Brody was deemed the beneficial owner of 5,725 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 5,725 Class A Ordinary Shares to Daniel Brody to be held directly.
(103)	The principal address of Reid Obradovich is 100 Yorkville Ave, Unit 304, Toronto, ON, M5R 2C3, Canada. Reid Obradovich was deemed the beneficial owner of 11,449 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 11,449 Class A Ordinary Shares to Reid Obradovich to be held directly.
(104)	Ryan Matthiesen is the Trustee of AWC Trust and has sole voting and dispositive power over the securities held by AWC Trust. The principal address of AWC Trust is 1411 Victor Ave, Mississauga, ON L5G 3A2, Canada. AWC Trust was deemed the beneficial owner of 9,160 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 9,160 Class A Ordinary Shares to AWC Trust to be held directly. AWC Trust is an affiliate of a broker-dealer and has certified that it acquired the securities to be resold in the ordinary course of business and, at the time of the acquisition of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(105)	The principal address of Stephanie Gilbraith is 10472 Victoria Square Blvd, Markham, ON, L6C 0A4, Canada. Stephanie Gilbraith was deemed the beneficial owner of 9,160 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 9,160 Class A Ordinary Shares to Stephanie Gilbraith to be held directly.
(106)	The principal address of Ryan Matthiesen is 1411 Victor Ave, Mississauga, ON L5G 3A2, Canada. Ryan Matthiesen was deemed the beneficial owner of 67,552 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 67,552 Class A Ordinary Shares to Ryan Matthiesen to be held directly. Ryan Matthiesen is an affiliate of a broker-dealer and has certified that he acquired the securities to be resold in the ordinary course of business and, at the time of the acquisition of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(107)	Consists of (i) 67,552 Class A Ordinary Shares and (ii) 9,160 Class A Ordinary Shares held by AWC Trust. Ryan Matthiesen is the Trustee of AWC Trust and has sole voting and dispositive power over the securities held by AWC Trust.
(108)	The principal address of Tiffany Sagel is 700-200 Burrard St Vancouver, BC V6C3L6, Canada. Tiffany Sagel was an investor under the February 2026 Securities Purchase Agreement. Tiffany Sagel was deemed the beneficial owner of 68,697 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 68,697 Class A Ordinary Shares to Tiffany Sagel to be held directly. Tiffany Sagel is an affiliate of a broker-dealer and has certified that she acquired the securities to be resold in the ordinary course of business and, at the time of the acquisition of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(109)	Consists of 109,435 Class A Ordinary Shares, (ii) 40,738 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 40,738 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(110)	Consists of 40,738 Class A Ordinary Shares, (ii) 40,738 Class A Ordinary Shares issuable upon exercise of a 150% Price Warrant, and (iii) 40,738 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.
(111)	The principal address of Martin Archila Bustos is 208 Niagara St, Unit 10, Toronto, ON, M6J 3W5, Canada. Martin Archila Bustos was deemed the beneficial owner of 27,479 Class A Ordinary Shares that were issued to Haywood Securities Ltd., a counterparty under the Share Exchange Agreement, pursuant to the terms of the Share Exchange Agreement. Haywood Securities Ltd. transferred such 27,479 Class A Ordinary Shares to Martin Archila Bustos to be held directly. Martin Archila Bustos is an affiliate of a broker-dealer and has certified that he acquired the securities to be resold in the ordinary course of business and, at the time of the acquisition of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

19

PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, dispose of all or a portion of the Class A Ordinary Shares covered by this prospectus directly or through one or more underwriters, broker-dealers or agents.  If any Class A Ordinary Shares are sold through underwriters, broker-dealers or agents, the Selling Shareholders will bear the underwriting discounts or commissions or any agent’s commissions.  Sales of Registrable Securities may occur in one or more transactions (which may include crosses or block trades) at fixed prices, at prevailing market prices, at prices determined at the time of sale or at negotiated prices, and may be effected by means that include:

●	any national securities exchange or quotation service on which our Class A Ordinary Shares are then listed or quoted, including Nasdaq;

●	the over-the-counter market;

●	transactions otherwise than on these exchanges, quotation systems or the over-the-counter market;

●	ordinary brokerage transactions, including transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer acts as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales, including the settlement of short sales and the delivery of Registrable Securities to close out short positions or return borrowed shares;

●	transactions executed through broker-dealers that agree with Selling Shareholders to sell a specified number of Registrable Securities at a stipulated price per share;

●	the writing or settlement of options, swaps, caps, collars, forward-sale contracts or other hedging or derivative transactions, whether such instruments are listed on an options exchange or traded privately;

●	to or through one or more underwriters or dealers in a public offering, whether individually or through an underwriting syndicate led by one or more managing underwriters;

●	through agents acting on a best-efforts basis for the period of their appointment;

●	a combination of any of the foregoing methods; or

●	any other method permitted by applicable law.

The Selling Shareholders may also sell Registrable Securities pursuant to Rule 144 or another exemption from registration under the Securities Act, if available, rather than under this prospectus, and may transfer Registrable Securities by other means not described herein. The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Securities. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

20

If underwriters participate in the sale of any Registrable Securities, such registrable securities will be acquired by the underwriters for their own accounts and may be resold in one or more of the transactions described above. Registrable Securities may be offered to the public through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If a dealer is used, the dealer may purchase the shares as principal and resell them at prices determined by the dealer at the time of resale. We will identify each underwriter, dealer, or agent in the applicable prospectus supplement and describe any compensation, discounts or commissions they receive. Any such underwriters, dealers, or agents may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, or commissions they receive and any profit they realize on resale of the shares may be deemed to be underwriting discounts or commissions.

Any participating broker-dealers or affiliates of broker-dealers that are involved in selling the Registrable Securities and any Selling Shareholders who are affiliates of broker-dealers and who sell Registrable Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or affiliates of broker-dealers and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder who is an affiliate of a broker-dealer has certified to the Company that such Selling Shareholder acquired the securities to be resold in the ordinary course of business and, at the time of the acquisition of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Underwriters, dealers and agents may be entitled to indemnification or contribution from the Selling Shareholders and/or us against certain civil liabilities, including liabilities under the Securities Act.

The Selling Shareholders and any other persons participating in the distribution of Registrable Securities will be subject to the provisions of the Exchange Act and its regulations, including Regulation M, which may restrict certain activities and affect the marketability of the shares. In particular, persons engaged in the distribution may not simultaneously engage in market-making activities with respect to the Registrable Securities for the applicable restricted period. We have provided each of the Selling Shareholders with a copy of this prospectus and informed them of the need to deliver a copy of this prospectus, as supplemented or amended, to each purchaser at or prior to the time of sale in compliance with Rule 172 under the Securities Act.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Class A Ordinary Shares.

We will bear all other costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants. We expect such fees and expenses to be approximately $51,630.48.

Our Class A Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “HTOO”. Once sold under this prospectus, the Registrable Securities will be freely tradable by persons other than our affiliates, subject to applicable securities laws.

LEGAL MATTERS

Bevilacqua PLLC, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus and on matters of Irish law.

As of the date of this prospectus, Bevilacqua PLLC holds 125,884 Class A Ordinary Shares. Bevilacqua PLLC received these securities as partial consideration for legal services. Bevilacqua PLLC is a Selling Shareholder with respect to 47,169 Class A Ordinary Shares under this prospectus. See “Issuance of Shares For Legal Services”.

21

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2025 and 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2025 and 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company for the year ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Royal Uranium as of December 31, 2025 and December 31, 2024 and for the fiscal year ended December 31, 2025 and for the period from January 14, 2024 (date of incorporation) to December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of De Visser Gray LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of Royal Uranium contains an explanatory paragraph that states that Royal Uranium has incurred losses since its inception and the ability of Royal Uranium to continue as a going-concern depends upon its ability to raise debt or equity financing to meet expenditure requirements. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

22

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

23

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

24

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2025, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

25

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith, and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, our officers and directors are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from both the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 7, 2026;

●	the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 8, 2026, February 18, 2026, February 18, 2026 (other than Exhibit 99.1 thereto), March 23, 2026 (other than Exhibit 99.1 thereto), April 23, 2026 (other than Exhibit 99.1 thereto), June 9, 2026 (other than Exhibit 99.1 thereto), June 10, 2026, July 22, 2026 (other than Exhibit 99.4 thereto), July 29, 2026 (other than Exhibit 99.4 thereto), August 7, 2026, August 11, 2026, and September 4, 2026; and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus. All filings filed by the Company pursuant to the Exchange Act or furnished by the Company with the SEC that are identified in such reports as being incorporated by reference into this prospectus after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference into the prospectus.

Any reports filed by us with the SEC, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC that are identified in such reports as being incorporated by reference into this prospectus, after the date of the initial registration statement of which this prospectus forms a part and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.

26

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Unless the context indicates otherwise, “we,” “us,” “our,” “the Company,” and similar references in this Part II. “Information Not Required in the Prospectus” refer to the operations of Fusion Fuel Green PLC, an Irish public limited company.

Item 8. Indemnification of Directors and Officers

Pursuant to the Company’s constitution, subject to the provisions of and so far as may be permitted by the Companies Act 2014 of Ireland (the “Company Act”), every person who is or was a director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favor or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

The Company is permitted under its constitution and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

The Company has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, the Company’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require the Company and Fusion Fuel Portugal to jointly and severally indemnify the Company’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of the Company’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 9. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Constitution of Fusion Fuel Green PLC (incorporated by reference to Exhibit 1.1 to the Form 6-K filed July 10, 2025)
4.2

Amended and Restated Certificate of Designation of Preferences, Benefits and Limitations of Series A Convertible Preferred Shares of Fusion Fuel Green PLC (incorporated by reference to Exhibit 1.1 to the Form 6-K filed on June 10, 2026)

4.3	Form of Share Exchange Agreement, dated as of February 18, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Form 6-K filed on February 18, 2026)
4.4	Form of Mineral & Element Advisory Agreement, dated as of February 12, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Form 6-K filed on February 18, 2026)
4.5	Form of Amendment Agreement amending the Share Exchange Agreement, dated as of June 11, 2026, among Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 99.1 to the Form 6-K filed on July 22, 2026)
4.6	Form of Pre-Funded Ordinary Shares Purchase Warrant issuable pursuant to the Securities Purchase Agreement, dated as of August 7, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 4.1 to the Form 6-K filed on August 7, 2026)
4.7	Form of Ordinary Shares Purchase Warrant issuable pursuant to the Securities Purchase Agreement, dated as of August 7, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 4.2 to the Form 6-K filed on August 7, 2026)
4.8	Form of Securities Purchase Agreement, dated as of August 7, 2026, between Fusion Fuel Green PLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Form 6-K filed on August 7, 2026)
4.9	Letter Agreement, dated as of August 3, 2026, between Fusion Fuel Green PLC and Bevilacqua PLLC (incorporated by reference to Exhibit 10.2 to the Form 6-K filed on August 7, 2026)
5.1*	Opinion of Arthur Cox LLP
23.1*	Consent of Bush & Associates CPA LLC as to its audit report relating to the financial statements of Fusion Fuel Green PLC
23.2*	Consent of KPMG as to its audit report relating to the financial statements of Fusion Fuel Green PLC
23.3*	Consent of De Visser Gray LLP as to its audit report relating to the financial statements of Royal Uranium Inc.
23.4*	Consent of Arthur Cox LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
107*	Calculation of Filing Fee Table

* Filed herewith.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-2

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that: paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

II-3

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on September 11, 2026.

Fusion Fuel Green PLC

By:	/s/ Frederico Figueira de Chaves
Frederico Figueira de Chaves
Chief Executive Officer, Interim Chief Financial Officer and Chief Strategy Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederico Figueira de Chaves and John-Paul Backwell as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- and post-effective amendments) to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederico Figueira de Chaves	Chief Executive Officer (principal executive officer), Interim Chief Financial Officer (principal financial officer and principal accounting officer), Chief Strategy Officer, and Director	September 11, 2026
Frederico Figueira de Chaves

/s/ James Passin	Chairman and Director	September 11, 2026
James Passin

/s/ John-Paul Backwell	Director	September 11, 2026
John-Paul Backwell

/s/ Pierce Crosby	Director	September 11, 2026
Pierce Crosby

/s/ Steven Gold	Director	September 11, 2026
Steven Gold

/s/ Luisa Ingargiola	Director	September 11, 2026
Luisa Ingargiola

II-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fusion Fuel Green PLC has signed this registration statement or amendment thereto on September 11, 2026.

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	Authorized Representative

II-6